Exhibit 32.1

Certification of Chief Executive Officer pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report of Richland Resources Corp. (the "Company") on Form 10-K for the period ended October 31, 2011 as filed with the Securities and Exchange Commission (the "Report"), I, in the capacities and on the date indicated below, hereby certify pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 29, 2012

By: /s/ Kenneth A. Goggans

             Kenneth A. Goggans

             Chief Executive Officer, Sole Director